Exhibit 8.2

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

July 9, 2026

AvalonBay Communities, Inc.
4040 Wilson Blvd., Suite 1000
Arlington, Virginia 22203

Ladies and Gentlemen:

This opinion letter is delivered to you in connection with the registration statement on Form S-4 (File No. 333-297128), including the joint proxy statement/prospectus contained therein at the time the Registration Statement (as defined below) is declared effective, initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 29, 2026, as amended by Amendment No. 1 thereto filed with the Commission on the date hereof (as amended, excluding the documents incorporated by reference therein, the “Registration Statement”), in respect of the proposed merger of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), with and into Canopy Merger Sub LLC, a Maryland limited liability company (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of May 20, 2026 (the “Merger Agreement”), by and among Equity Residential, a Maryland real estate investment trust (“Parent”), Merger Sub, ERP Operating Limited Partnership, an Illinois limited partnership (“Parent OP”), and the Company.  The opinion herein relates to the accuracy of the discussion set forth in the section entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” in the Registration Statement.   Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

For purposes of the opinion set forth below, we have reviewed and relied upon, without independent investigation thereof, the Merger Agreement and the Registration Statement.

We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the conformity to the final documents of all documents submitted to us as drafts and the accuracy and completeness of all records made available to us.

Based upon and subject to the exceptions, limitations, assumptions and qualifications set forth herein and/or described in the Registration Statement, it is our opinion that the discussion set forth in the section entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” in the Registration Statement, insofar as it summarizes United States federal income tax law, is accurate in all material respects.

We express no opinion herein other than the opinion expressly set forth above.

The opinion set forth in this letter is based on relevant current provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), all as of the date hereof and all of which are subject to change (possibly with retroactive effect).  Changes in applicable law could adversely affect our opinion.  We do not undertake to advise you as to any changes in applicable law after the date hereof that may affect our opinion.

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AvalonBay Communities, Inc.
As of July 9, 2026

Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties, covenants, agreements or assumptions could adversely affect our opinion.

Our opinion is not binding on the IRS, and the IRS, or a court of law, may disagree with the opinion contained herein.  No ruling has been or will be sought from the IRS by any party to the Merger Agreement as to the accuracy of the discussion set forth in the section entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” in the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

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Very truly yours,
/s/ Goodwin Procter LLP
Goodwin Procter LLP